AMENDED SCHEDULE A
                               DATED MAY 19, 2014
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                           DATED MAY 5, 2008 BETWEEN

                       THE ADVISORS' INNER CIRCLE FUND II

                                      AND
                         FROST INVESTMENT ADVISORS, LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                             RATE
--------------------------------------------------------------------------------
Frost Growth Equity Fund                         0.65%
--------------------------------------------------------------------------------
Frost Value Equity Fund                          0.65%
--------------------------------------------------------------------------------
Frost Kempner Multi-Cap Deep Value Equity Fund   0.59%
--------------------------------------------------------------------------------
Frost Mid Cap Equity Fund                        0.90%
--------------------------------------------------------------------------------
Frost Small Cap Equity Fund                      0.70%
--------------------------------------------------------------------------------
Frost  International Equity Fund                 0.95% on the first $150 million
                                                 of average daily net assets and
                                                 0.90% on average daily net
                                                 assets in excess of $150
                                                 million
--------------------------------------------------------------------------------
Frost Natural Resources Fund                     0.80%
--------------------------------------------------------------------------------
Frost Cinque Large Cap Buy-Write Equity Fund     0.90%
--------------------------------------------------------------------------------
Frost Conservative Allocation Fund               0.15%
--------------------------------------------------------------------------------
Frost Moderate Allocation Fund                   0.15%
--------------------------------------------------------------------------------
Frost Total Return Bond Fund                     0.35%
--------------------------------------------------------------------------------
Frost Credit Fund                                0.60%
--------------------------------------------------------------------------------
Frost Low Duration Bond Fund                     0.35%
--------------------------------------------------------------------------------
Frost Municipal Bond Fund                        0.35%
--------------------------------------------------------------------------------
Frost Kempner Treasury and Income Fund           0.35%
--------------------------------------------------------------------------------
Frost Aggressive Allocation Fund                 0.15%
--------------------------------------------------------------------------------

                                             Acknowledged and Accepted by:

                                             Frost Investment Advisors, LLC
                                             /s/ Tom Stringfellow
                                             -----------------------------------
                                             Name: Tom Stringfellow
                                             Title: President

                                             The Advisors' Inner Circle Fund II
                                             /s/ Dianne Descoteaux
                                             -----------------------------------
                                             Name: Dianne Descoteaux
                                             Title: VP & Secretary